ITEM 77M (1)

Dreyfus Strategic Value Fund

A series of the Advantage Funds, Inc.

Registration No. 811-7123

Sub-Item 77M and 77Q1(g)

During the reporting period ended February 29, 2012, Dreyfus Strategic Value Fund, a series of the Advantage Funds, Inc. (the “Acquiring Fund”), was the surviving entity of a reorganization with Dreyfus Core Value Fund (the “Acquired Fund”), a separate series of The Dreyfus/Laurel Funds Trust.

On April 7, 2011 and April 12, 2011, respectively, the Boards of the Advantage Funds, Inc. and The Dreyfus/Laurel Funds Trust considered the reorganization and approved an Agreement and Plan of Reorganization (the “Plan”) providing for the transfer of all assets, subject to liabilities, of the Acquired Fund in exchange for the Acquiring Fund’s shares having an aggregate net asset value of the Acquired Fund’s shares as described below (the “Reorganization”).

At a Special Meeting of Shareholders of the Acquired Fund held on September 15, 2011, shareholders of the Acquired Fund voted to approve the Plan with respect to their Fund. The votes of the Acquiring Fund’s shareholders were not solicited since their approval or consent was not required for the Reorganization.

After the close of business on November 16, 2011, the Reorganization of the Acquired Fund was consummated with respect to its Plan. Holders of Class A, Class B, Class C and Class I shares of the Acquired Fund received Class A, Class B, Class C and Class I shares of the Acquiring Fund (with holders of Institutional shares of the Acquired Fund receive Class I shares of the Acquiring Fund), respectively, in each case in an amount equal to the aggregate net asset value of their respective investment in the Acquired Fund at the time of the Reorganization. The Acquired Fund distributed such Acquiring Fund shares among its respective shareholders.

A copy of the Plan was filed on April 21, 2011 as part of the Acquiring Fund’s Registration Statement under the Securities Act of 1933, as amended, on Form N-14.

ITEM 77M (2)

Dreyfus Strategic Value Fund

A series of the Advantage Funds, Inc.

Registration No. 811-7123

Sub-Item 77M and 77Q1(g)

During the reporting period ended February 29, 2012, Dreyfus Strategic Value Fund, a series of the Advantage Funds, Inc. (the “Acquiring Fund”), was the surviving entity of a reorganization with Dreyfus Large Cap Value Fund (the “Acquired Fund”), a series of Dreyfus Premier Investment Funds, Inc.

On April 7, 2011 and April 12, 2011, respectively, the Boards of Advantage Funds, Inc. and Dreyfus Premier Investment Funds, Inc. considered the reorganization and approved an Agreement and Plan of Reorganization (the “Plan”) providing for the transfer of all assets, subject to liabilities, of the Acquired Fund in exchange for the Acquiring Fund’s shares having an aggregate net asset value of the Acquired Fund’s shares as described below (the “Reorganization”).

At a Special Meeting of Shareholders of the Acquired Fund held on August 11, 2011, shareholders of the Acquired Fund voted to approve the Plan with respect to their Fund. The votes of the Acquiring Fund’s shareholders were not solicited since their approval or consent was not required for the Reorganization.

After the close of business on November 21, 2011, the Reorganization of the Acquired Fund was consummated with respect to its Plan. Holders of Class A, Class C and Class I shares of the Acquired Fund received Class A, Class C and Class I shares of the Acquiring Fund, respectively, in each case in an amount equal to the aggregate net asset value of their respective investment in the Acquired Fund at the time of the Reorganization. The Acquired Fund distributed such Acquiring Fund shares among its respective shareholders.

A copy of the Plan was filed on April 21, 2011 as part of the Acquiring Fund’s Registration Statement under the Securities Act of 1933, as amended, on Form N-14.

ITEM 77M (3)

Dreyfus Opportunistic Small Cap Fund

A series of the Advantage Funds, Inc.

Registration No. 811-7123

Sub-Item 77M and 77Q1(g)

During the reporting period ended February 29, 2012, Dreyfus Opportunistic Small Cap Fund, a series of Advantage Funds, Inc. (the “Acquiring Fund”), was the surviving entity of a reorganization with Dreyfus Emerging Leaders Fund (the “Acquired Fund”), also a series of Advantage Funds, Inc.

On April 7, 2011, the Advantage Funds, Inc.’s Board considered the reorganization and approved an Agreement and Plan of Reorganization (the “Plan”) providing for the transfer of all assets, subject to liabilities, of the Acquired Fund in exchange for the Acquiring Fund’s shares having an aggregate net asset value of the Acquired Fund’s shares as described below (the “Reorganization”).

At a Special Meeting of Shareholders of the Acquired Fund held on September 15, 2011, shareholders of the Acquired Fund voted to approve the Plan with respect to their Fund. The votes of the Acquiring Fund’s shareholders were not solicited since their approval or consent was not required for the Reorganization.

After the close of business on December 15, 2011, the Reorganization of the Acquired Fund was consummated with respect to its Plan.  Shareholders of the Acquired Fund received shares of the Acquiring Fund in an amount equal to the aggregate net asset value of their investment in the Acquired Fund at the time of the Reorganization.  The Acquired Fund distributed such Acquiring Fund shares among its shareholders.

A copy of the Plan was filed on April 21, 2011 as part of the Acquiring Fund’s Registration Statement under the Securities Act of 1933, as amended, on Form N-14.